Exhibit 99.23

THIS PROMISSORY NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

As of January 17, 2024

$10,000,000.00	Colorado Springs, Colorado

1. Promise To Pay. FOR VALUE RECEIVED, the undersigned NOTES LIVE, INC., a Colorado corporation, and NOTES REAL ESTATE AND DEVELOPMENT, LLC, a Colorado limited liability company (hereinafter collectively referred to as the “Maker”), with its principal office located at 1755 Telstar Dr. Suite 501 Colorado Springs, CO, promises to pay to the order of KWO, LLC, a Colorado limited liability company (hereinafter referred to as the “Holder”), without grace, at 117 S Wahsatch Ave, Colorado Springs, CO 80903 or at such other place as the Holder may designate to the Maker in writing from time to time, the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), together with interest thereon, or on so much thereof as is from time to time advanced and outstanding, at the rates hereinafter set forth (computed on the basis of a 360 day year), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private; such principal and interest to be paid, without offset or reduction whatsoever, in the manner hereinafter provided.

Notwithstanding anything to the contrary set forth hereinbelow, the terms of this promissory note (this “Note”) are expressly made subject to the Special Stipulations attached hereto and by reference made a part hereof.

2. Interest. From and after the date hereof (until maturity or default as hereinafter provided), interest on the principal balance hereof outstanding from time to time shall accrue at the rate of eight and 75/100ths percent (8.75%) per annum.

3. Payments.

(a) Payments of interest at the aforesaid rate shall be due and payable monthly, commencing on the last day of the first full month following the month in which the first “Draw” (as defined below) is funded by Holder and continuing on the last day of each month thereafter through and including the “Maturity Date” (as defined below).

(b) The entire outstanding principal balance, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date.

4. Late Charge. In the event that any payment of principal or interest is not received at the abovesaid address (or at such other place as is designated pursuant to the terms hereof) on or before the tenth (10th) day after the due date thereof, in addition to any other permitted charges hereunder, a late payment fee shall be due and owing to Holder in the amount of five percent (5%) of the amount past due. Notwithstanding anything contained herein, this paragraph is not intended to create any grace period or indulgence by Holder with respect to the punctual payment by Maker of all sums owed Holder, nor shall this paragraph in any way hinder, prevent or delay Holder from exercising any remedy which it may have hereunder or at law or in equity, with respect to Maker’s failure to timely make any payment when due. Maker acknowledges that the aforesaid late payment fee is not imposed as a charge for the use of money, but rather is imposed to permit Holder to recoup its administrative charges and other costs in dealing with loans not paid on time (it being agreed by Maker that such are difficult or impossible of accurate calculation and that the foregoing constitutes a reasonable pre-estimate and settlement thereof), and said late payment fee shall in no way be deemed an interest charge or a penalty.

5. Prepayment. This Note may be prepaid in whole, or in part, at any time during the term hereof; provided, however, any such prepayment must be accompanied by all accrued but unpaid interest, all other accrued but unpaid charges, and all other fees payable to Holder hereunder; and Holder shall have no obligation to accept any prepayment unless such payment is made in accordance with the terms of this paragraph.

6. Default and Acceleration.

(a) It is hereby expressly agreed that should any “Event of Default” (as defined hereafter) occur, the principal of this obligation or any unpaid part thereof and all unpaid interest accrued thereon, together with all other sums then owing to Holder hereunder or under any other document evidencing, securing or in any way relating to the Loan, shall, at the option of the Holder, at once become due and payable without notice or demand and may be collected forthwith, regardless of the stipulated date of maturity.

(b) Upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note from the date of any Event of Default hereunder (as long as such Event of Default continues), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein, or after maturity, at the rate equal to Fifteen (15%) percent per annum. All such interest shall be paid at the time of and as a condition precedent to the curing of such Event of Default should Holder, in his sole discretion, allow such Event of Default to be cured.

(c) Time is of the essence with regard to this Note. In the event this Note, or any part thereof, is collected by or through an attorney-at-law, the Maker agrees to pay all costs of collection including, but not limited to, reasonable attorney’s fees.

(d) An “Event of Default” shall be the occurrence of any of the following events: (i) any default made in the payment as stipulated above of either principal, interest or other charges, and such default remains uncured for ten (10) days after written notice thereof; (ii) the Maker is generally not paying its debts as such debts become due; (iii) the filing of any petition for relief under any provision of “Bankruptcy Law” (as defined hereafter) is brought by or against Maker; (iv) an application for the appointment of a “Custodian” (as defined hereafter) for, the making of a general assignment for the benefit of creditors by or the insolvency of, Maker; (v) the dissolution, merger, consolidation, or reorganization of Maker; or (vi) a default or event of default under any other Loan Document (as defined below);

(e) The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

7. Waivers.

(a) Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices are hereby waived by the Maker. Failure to accelerate the debt evidenced hereby by reason of the occurrence of an Event of Default, or the acceptance of a past due installment or of less than the full amount due, shall not be construed as a waiver of any Event of Default, a novation of this Note or a waiver of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note without previous notice of such intention being given to the Maker. This Note may not be changed orally or by any course of conduct or departure from the terms hereof, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(b) The Maker hereby waives and renounces for himself, his heirs, successors and assigns, all rights to the benefits of any appraisement, exemption or homestead now provided, or which may hereafter be provided by the Constitution or laws of the United States of America or of any state thereof to and in all his property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

(c) The Maker hereby transfers, conveys and assigns to the Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to the Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby irrevocably appoint the Holder the attorney-in-fact for the Maker to claim any and all homestead exemptions allowed by law.

8. Loan Documents. This Note is secured by that certain Mortgage of even date herewith conveying to Holder a first-priority security interest in and to certain real property located in El Paso County, Colorado, the same being more particularly described therein. Said Mortgage, together with any other documents evidencing, securing or guaranteeing the indebtedness evidenced hereby, are hereby collectively referred to as the “Loan Documents”.

9. Governing Law. This Note is made and intended to constitute a contract under, and shall be construed, interpreted and enforced in accordance with, the laws of the State of Colorado; provided, however, that if Colorado conflict or choice of law rules would choose the law of another State, the Maker hereby waives such rules and agrees that Colorado substantive, procedural and constitutional law shall nonetheless govern.

10. No Jury Trial; Jurisdiction; Venue.

(a) MAKER, FOR HIMSELF AND HIS SUCCESSORS AND ASSIGNS, WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION OR PROCEEDING BROUGHT BY MAKER OR HIS SUCCESSORS OR ASSIGNS, HOLDER OR HIS SUCCESSORS OR ASSIGNS OR ANY OTHER PERSON RELATING IN ANY WAY TO THIS NOTE. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. MAKER HEREBY AGREES THAT THIS AGREEMENT CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY, AND SAID MAKER DOES HEREBY CONSTITUTE AND APPOINT HOLDER HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND DOES HEREBY AUTHORIZE AND EMPOWER HOLDER, IN THE NAME, PLACE AND STEAD OF MAKER, TO FILE THIS AGREEMENT WITH A CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO AND THEIR RESPECTIVE ATTORNEYS, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(b) MAKER HERETO HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING IN RESPECT THEREOF ARISING OUT OF THIS NOTE MAY BE BROUGHT IN ANY STATE COURT SITTING IN EL PASO COUNTY, COLORADO; AND MAKER HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND ANY APPELLATE COURT THEREOF FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING ARISING OUT OF THIS NOTE (AND WAIVES FOR SUCH PURPOSE ANY DEFENSE BASED ON LACK OF PERSONAL JURISDICTION). FURTHER, MAKER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT HOLDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST MAKER PERSONALLY, AND AGAINST ANY PROPERTY OF MAKER, WITHIN ANY OTHER STATE. INITIATING SUCH PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAW OF THE STATE OF COLORADO SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF MAKER AND HOLDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY MAKER TO PERSONAL JURISDICTION WITHIN THE STATE OF COLORADO. THE AFORESAID MEANS OF OBTAINING PERSONAL JURISDICTION AND PERFECTING SERVICE OF PROCESS ARE NOT INTENDED TO BE EXCLUSIVE BUT ARE CUMULATIVE AND IN ADDITION TO ALL OTHER MEANS OF OBTAINING PERSONAL JURISDICTION AND PERFECTING SERVICE OF PROCESS NOW OR HEREAFTER PROVIDED BY THE LAW OF THE STATE OF COLORADO OR ANY OTHER STATE.

11. Notices. All notices under this Note shall be in writing and shall be deemed to have been sufficiently given or served and effective for all purposes when presented personally, or three (3) days after being deposited in a United States postal receptacle for registered or certified mail addressed, return receipt requested, postage prepaid, or one (1) business day after delivery to a small package air courier offering service to the address of the intended recipient with shipping prepaid, to any person at the address set forth in the introductory paragraph.

12. Definitions. As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether voluntary by action of the parties or involuntary by operation of law.

13. Limit Of Validity. If from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this paragraph shall control every other provision of this Note and the Loan Documents.

14. Judicial Interpretation. Should any provision of this Note require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared same, it being agreed that all parties or their agents have participated in the preparation hereof.

15. Section Headings. Section and other headings contained in this Note are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Note or any provisions hereof.

IN WITNESS WHEREOF, the Maker has executed this Note under seal on the date first above written.

NOTES LIVE, INC., a Colorado corporation

By:
Its:

[CORPORATE SEAL]

NOTES LIVE REAL ESTATE AND DEVELOPMENT, LLC, a Colorado limited liability company

By:
Its:

[Signatures of Personal Guarantors on following page]

Personal Guaranty

The undersigned, J.W. ROTH, does hereby personally guaranty unto Holder, without limit, defense, waiver or setoff of any kind or nature, the full and complete performance by Maker of all obligations of Maker under this Note, including without limitation full and prompt repayment of all sums due to Holder hereunder.

The undersigned hereby acknowledges and agrees that the foregoing guaranty obligation is supported by adequate and concurrent consideration therefor.

Executed and agreed as of the day and year first above written.

J. W. Roth, personally

Personal Guaranty

The undersigned, KEVIN O’NEIL, does hereby personally guaranty unto Holder, without limit, defense, waiver or setoff of any kind or nature, the full and complete performance by Maker of all obligations of Maker under this Note, including without limitation full and prompt repayment of all sums due to Holder hereunder.

The undersigned hereby acknowledges and agrees that the foregoing guaranty obligation is supported by adequate and concurrent consideration therefor.

Executed and agreed as of the day and year first above written.

Kevin O’Neil, personally

[SPECIAL STIPULATIONS BEGIN ON FOLLOWING PAGE]

SPECIAL STIPULATIONS

to
$10,000,000 Promissory Note
from
NOTES LIVE, INC
in favor of
KWO, LLC

The following terms are hereby incorporated into and made a part of this Note. In the event of any conflict between the terms below and terms set forth in the body of this Note, the terms set forth below shall be deemed controlling.

1. Collateral: The indebtedness evidenced by this Note is secured by a Deed of Trust of even date from Notes Live Real Estate and Development, LLC, in favor of Holder, conveying a first-priority lien against certain real property located in El Paso County, Colorado, the same being more particularly described therein.

2. Loan Funding: Maker and Holder agree that the funds borrowed hereunder shall be advanced to Maker, upon demand at any time between March 1, 2024 and May 31, 2024 in multiple draws (the “Draws”), the sum total of which shall not exceed $10,000,000. Maker shall not be obligated to borrower all or any portion of said funds, and interest shall accrue only on the principal balance advanced and outstanding from time to time.

3. Payment of Interest: The monthly payments of interest due hereunder shall be paid by Maker, at Holder’s option, by a transfer to Holder of Class C Voting Common Stock of Notes Live, Inc. (the “NL Shares”) of equivalent value, rather than cash. For all purposes under this Note (including without limitation, this Section 3 and Sections 4, 6 and 7 below), the NL Shares shall be deemed to have a fixed value of $10 per share.

4. Payment of Principal: The principal balance of this Note, together with all other sums owing hereunder or under the other Loan Documents, shall be paid by Maker, at Holder’s option, by a transfer to Holder of NL Shares of equivalent value, rather than cash.

5. Maturity Date: The Maturity Date shall be defined herein as the date one (1) year following the date on which Maker receives loan funds pursuant to the first Draw.

6. Conversion to Equity: At any time during the period commencing on June 1, 2024 and continuing until the date on which all sums due under the Note are paid in full (the “Conversion Period”), Holder shall have the right to convert the outstanding balance of this Note into NL Shares of equivalent value. Said right shall be exercised, if at all, upon written notice thereof delivered to Maker prior to expiration of the Conversion Period. Not later than thirty (30) days following such exercise, if any, Maker shall transfer the requisite NL Shares to Holder and, upon such transfer, all obligations of Maker and J.W. Roth under this Note and the other Loan Documents shall be deemed satisfied in full.

7. Origination Fee: In addition to the principal, interest and other sums due to Holder hereunder, Maker shall pay to Holder an origination fee in the amount of $100,000. Said origination fee shall be paid by transfer to Holder, no later than June 30, 2024, in cash or, at Holder’s option, by a transfer of 10,000 NL Shares, rather than cash.

8. Consideration to Personal Guarantor – O’Neil: Maker and Holder acknowledge that, as consideration for the agreement by Kevin O’Neil (“O’Neil”) to personally guaranty unto Holder the performance by Maker under this Note:

a. Maker shall lease to O’Neil, without additional payment or consideration, one (1) of the forty (40) suites to be constructed within the Sunset Hospitality Collection in Colorado Springs. Said suite shall be in a location selected by Maker and otherwise subject to and consistent with the schedule, rights, terms and conditions generally applicable to other such suites offered to the public.

b. Maker has granted to O’Neil, pursuant to a separate agreement of even date, a three (3) year warrant to purchase 500,000 NL Shares at the price of $10 per share.

Notwithstanding anything in this Note to the contrary, O’Neil shall have the right to assign and transfer said suite and warrants to a third-party (or parties) without the consent of Maker.

9. Consideration to Personal Guarantor - Roth: Maker and Holder acknowledge that, as consideration for the agreement by J.W. Roth (“Roth”) to personally guaranty unto Holder the performance by Maker under this Note: (a) Maker has granted to Roth pursuant to a separate agreement of even date herewith a three (3) year warrant to purchase 500,000 NL Shares at the price of $10 per share; and (b) Maker hereby agrees and covenants that it shall pay to Roth no later than June 30, 2024 a personal guaranty fee in an amount equal to one percent (1%) of the outstanding principal balance under this Note as of May 31, 2024. Said fee shall be paid to Roth, at Roth’s discretion, in cash or NL Shares of equivalent value.

10. Representations of Holder: Holder acknowledges that the Note is issued to Holder in reliance upon Holder’s representation to Maker that the Note will be acquired for investment purposes for Holder’s own account. Holder is an investor in securities of companies in the ongoing development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note. Maker has made available to Holder sufficient information regarding Maker for Holder to evaluative an investment in Maker. Holder also represents it has not been organized solely for the purpose of acquiring this Note. Holder acknowledges that the investment in Maker is a speculative investment which involves a high degree of risk of loss, that there may be restrictions on the transferability of the shares of common stock acquired upon conversion of this Note. Maker is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission.

11. Assignment and Negotiability: This Note and the rights and obligations hereunder are not negotiable and may not be transferred, assigned, sold or encumbered without the prior written consent of both Maker, Holder and Roth, which consent may be granted or denied in the absolute discretion of said parties.

END OF SPECIAL STIPULATIONS